Exhibit 10.1

Execution Version

AMENDED AND RESTATED COOPERATION AGREEMENT

This Amended and Restated Cooperation Agreement, dated as of October 24, 2022 (this “Agreement”), is by and among the persons and entities listed on Schedule A (collectively, the “Icahn Group”, and each individually a “member” of the Icahn Group) and Southwest Gas Holdings, Inc. (the “Company”).

RECITALS

WHEREAS, the Icahn Group and the Company are parties to that certain Cooperation Agreement, entered into as of May 6, 2022, as amended by that certain Amendment No. 1 to the Cooperation Agreement, dated as of August 3, 2022 (as it may be amended and modified from time to time, the “Prior Agreement”); and

WHEREAS, the Icahn Group and the Company desire to amend and restate the Prior Agreement in its entirety.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Icahn Group and the Company hereby agree as follows:

1.	Board Representation and Board Matters.

(a)	The Company and the Icahn Group agree as follows:

(i)

As of the date of this Agreement, the Board of Directors of the Company (the “Board”) consists of eleven (11) directors, including Andrew W. Evans, Henry Linginfelter, Ruby Sharma and Andrew Teno (each, an “Icahn Designee” and, collectively, the “Icahn Designees”).

(ii)

As a condition to the Icahn Designees’ (and any Replacement Designees’) appointment to the Board and subsequent nomination for election, the Icahn Designees each agree (and the Icahn Group agrees to cause the Icahn Designees and any Replacement Designees) to provide to the Company, prior to any such nomination and appointment and on an on-going basis while serving as a member of the Board, such information and materials as the Company routinely receives from other members of the Board or as is required to be disclosed in proxy statements under applicable law or as is otherwise reasonably requested by the Company from time-to-time from all members of the Board in connection with the Company’s legal, regulatory, auditor or stock exchange requirements, including, but not limited to, a completed D&O Questionnaire in the form separately provided by the Company to the Icahn Group (the “Nomination Documents”). The Icahn Designees are expected to deliver the Nomination Documents for the 2023 annual meeting of stockholders of the Company (the “2023 Annual Meeting”) in the ordinary course at the same time as the other nominees for election at the 2023 Annual Meeting.

(iii)

Subject to Section 1(c), should any Icahn Designee resign from the Board or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving, on the Board (other than as a result of not being nominated by the Company for election at an annual meeting of stockholders subsequent to the 2023 Annual Meeting in circumstances where no such obligation to nominate under this Agreement exists), as long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five (5) business days of written notice from the Company specifying any such breach, the Company shall cause to be added as a member of the Board or as a nominee for election at an annual meeting of stockholders of the Company, as applicable, a replacement designated by the Icahn Group that is approved by the Board, such approval not to be unreasonably withheld, conditioned or delayed (an “Acceptable Person”) (and if such proposed designee is not an Acceptable Person, the Icahn Group shall be entitled to continue designating a recommended replacement until such proposed designee is an Acceptable Person) (a “Replacement Designee”); provided, however, that it is understood and agreed that any employee of any member of the Icahn Group may be a Replacement Designee for Mr. Teno. Any such Replacement Designee who becomes a Board member in replacement of any Icahn Designee shall be deemed to be an Icahn Designee for all purposes under this Agreement and, in the case of a Replacement Designee for a member of the Icahn Group, as a condition to being appointed to the Board, shall be required to sign a customary joinder to this Agreement. All references to Icahn Designees shall be deemed to include any Replacement Designees to the extent applicable.

(iv)

For the avoidance of doubt, the Board’s approval of a Replacement Designee pursuant to Section 1(a)(iii) shall not be considered unreasonably withheld if such replacement does not: (A) qualify as “independent” pursuant to the requirements under the New York Stock Exchange, (B) have the relevant financial and business experience to be a director of the Company, and (C) satisfy the requirements set forth in the Company Policies (as defined below), in each case as in effect as of the date of this Agreement or such additional or amended guidelines and policies approved by the Board that are applicable to all directors of the Company (collectively clauses (A) through (C), the “Director Criteria”); provided that (i) no new Director Criteria will be adopted that would have prevented the Icahn Designees from becoming directors had such criteria been in effect today, and (ii) the Company acknowledges that Messrs. Evans, Linginfelter, Sharma and Teno each satisfy the requirements of Section 1(a)(iv)(B) and Section 1(a)(iv)(C).

(v)

Notwithstanding anything to the contrary herein, so long as the Icahn Group retains the right to nominate the Icahn Designees or any Replacement Designee, as applicable, in each case subject to Section 1(c), without the approval of a majority of the Icahn Designees, the Board shall not increase the size of the Board above eleven (11) directors.

(vi)	Strategic Transactions Committee Matters.

1.

As of the date of this Agreement, the Strategic Transactions Committee of the Board is comprised of six (6) directors, which includes Messrs. Linginfelter, Evans and Teno as members of the Strategic Transaction Committee, together with existing members, Anne Mariucci (chair), Jane Lewis-Raymond and Carlos Ruisanchez. If the Icahn Group has the right to designate four (4) or three (3) members of the Board, the Strategic Transactions Committee shall include three (3) Icahn Designees; provided, however, (x) if the Icahn Group only has the right to designate two (2) members of the Board, the Strategic Transactions Committee shall only include two (2) Icahn Designees, and (y) if the Icahn Group has no right to designate any members of the Board, the Strategic Transactions Committee shall include no Icahn Designees. Decisions by the Strategic Transactions Committee shall be determined by a vote of the majority of the full committee (“STC Requisite Approval”). Three members of the Strategic Transactions Committee shall constitute a quorum; provided, however, that each member of the Strategic Transactions Committee shall receive no less than twenty-four (24) hours prior written notice of any meeting. Attendance by a committee member at a Strategic Transactions Committee meeting shall be deemed a waiver of notice by that committee member.

2.

The Strategic Transactions Committee shall (i) continue to pursue the matters delegated to it by the Board and the Strategic Transaction Committee’s authority and (ii) also include (A) the governance arrangements involving defensive provisions in the organizational documents of Centuri (this subclause (ii)(A), the “Governance Arrangements”) and (B) the composition of the board of directors of Centuri (the “Centuri Board”), in connection with a potential tax free spinoff of Centuri (the “Centuri Spinoff”). In the event only three members of the Strategic Transactions Committee vote affirmatively to approve a matter (a “Deadlock”) in respect of the Governance Arrangements, the Governance Arrangements shall be decided by a majority of the Board. Except with the unanimous approval of the full Board, no current or former members of the Board (including, for the avoidance of doubt, all Icahn Designees including Mr. Teno), an employee, consultant, Affiliate or Associate of any member of the Icahn Group (each, an “Icahn Restricted Person”) or any employee of the Company (other than the CEO of Centuri) shall be appointed to the Centuri Board in connection with the Centuri Spinoff. If a majority of the Board (but not all members of the Board) desires to appoint any Centuri Advisory Board member to the Centuri Board in connection with the Centuri Spinoff, then (A) the number of seats on the Centuri Board shall be equal to or greater than a number determined by (i) (x) the number of Centuri Advisory Board members, multiplied by (y) two (2), minus (ii) one (1), (B) the number of seats on the Centuri Board that are not held by Centuri Advisory Board members shall be equal to or greater than a number determined by (i) the number of Centuri Advisory Board members, minus (ii) one (1), and (C) the members of the Centuri Board shall be appointed by a majority of the Board.

3.

In the event that the Strategic Transactions Committee approves any separation of the Company’s businesses into two or more independent, publicly traded companies, which may include spinning off one or more of the Company’s natural gas distributions business, the Centuri Spinoff and/or the Company’s pipeline and storage business, consisting of one or more spun-off entities (each, a “SpinCo”) (such transaction, a “Spinoff”), then, until the earlier of (i) termination of this Agreement, and (ii) such time as the Icahn Group, together with the Icahn Affiliates, beneficially owns an aggregate Net Long Position of a number of Common Shares that is less than 50% of the Tender Offer Closing Amount, the Company and the Icahn Group agree that:

a.	each SpinCo formed in connection with any such Spinoff shall be a corporation incorporated under the laws of the State of Delaware;

b.	each member of the board of directors of each SpinCo (each, a “SpinCo Board”) will be annually elected for a one-year term (i.e., not a “staggered” board);

c.

each such SpinCo will schedule its first annual meeting of stockholders following its Spinoff no earlier than the nine-month anniversary of the consummation of its Spinoff and no later than the twelve-month anniversary of the consummation of the Spinoff; provided that if such twelve-month anniversary occurs within the 90-day period immediately following a fiscal year end, then this deadline will be extended until 135 days after that fiscal year end; and

d.

in the event that the Company determines to consummate a Spinoff, then the Company or its applicable subsidiary shall distribute to the Icahn Group, in the aggregate, its pro rata portion (calculated as of the record date for such distribution by dividing the number of Common Shares owned by the Icahn Group by the number of Common Shares then outstanding) of such equity interests in SpinCo being distributed to the stockholders of the Company in connection with the consummation of such Spinoff.

4.

Any divestiture by the Company shall be subject to STC Requisite Approval; provided, however, that, in the event a Deadlock in respect of such divestiture, such divestiture shall be decided by a majority of the Board (and, for the avoidance of doubt, shall not require a stockholder vote unless otherwise required by law or any applicable stock exchange requirements).

5.

Without the STC Requisite Approval, the Company shall not acquire any equity interests in or assets of any Person (x) if the purchase price of such acquisition exceeds $500,000,000 individually or (y) if the purchase price of such acquisition (together with the purchase price of all other acquisitions by the Company during the trailing twelve (12) month period but excluding any acquisition prior to the date of this Agreement) would exceed $1,000,000,000 in the aggregate (collectively, the “Acquisition Threshold”); provided, however, that, in the event of a Deadlock in respect of such acquisition, (x) such acquisition shall be decided upon by a majority of the Board and (y) if the Board approves such acquisition, then such acquisition shall be subject to the approval of the Company’s stockholders holding at least a majority of the votes cast at a meeting of stockholders.

6.

All acquisitions by the Company that are below the Acquisition Threshold shall not be subject to review by the Strategic Transactions Committee and shall be determined by a majority of the Board (and, for the avoidance of doubt, shall not require a stockholder vote unless otherwise required by law or any applicable stock exchange requirements).

7.

Except in connection with ordinary course issuances under the Company’s equity plans, the Company’s ATM program (as it may be amended or replaced, from time to time, with a new ATM program that provides for issuances in the ordinary course and consistent in terms of the number of securities issued thereunder with past practices and the Company’s current ATM program) or issuances in connection with acquisitions in accordance with Section 1(a)(vi)(5) and Section 1(a)(vi)(6), without the STC Requisite Approval, the Company shall not commence a primary offering of Common Shares or any debt or equity securities that are convertible or exchangeable in whole or in part for Common Shares (in any single offering or series of related offerings to any person or any group of affiliated or related persons) at a price per Common Share (or the conversion or exchange price, if applicable, that results in a price per Common Share) less than the five (5) day volume weighted average price on the close of business of the last trading day before such issuance, in which the net proceeds of such offering are expected to be greater than $50,000,000; provided, however, that, in the event of a Deadlock in respect of such offering, if the Company offers to sell to the Icahn Group, in the aggregate, its pro rata portion (calculated by dividing the number of Common Shares, on an as-converted basis for any issuances of convertible or exchangeable securities, owned by the Icahn Group by the number of Common Shares then outstanding on an as-converted basis for any issuances of convertible or exchangeable securities) of such Common Shares being sold in such offering at the offer price and on the offer terms, subject to the Company obtaining (which the Company shall use reasonable best efforts to obtain) any approvals required by the rules applicable to listed companies of the New York Stock Exchange or the rules and regulations of any other national securities exchange on which the Common Shares are then listed, then the Company shall be permitted to undertake and complete such offering. The Company agrees that it will not make multiple issuances below $50,000,000 to the same party.

(vii)

If the Board establishes a committee to oversee a search for a new Chief Executive Officer (the “Search Committee”), then the Search Committee shall have six (6) members. If the Icahn Group has the right to designate four (4) or three (3) members of the Board, the Search Committee shall include three (3) Icahn Designees; provided, however, (x) if the Icahn Group only has the right to designate two (2) members of the Board, the Search Committee shall only include two (2) Icahn Designees, and (y) if the Icahn Group has no right to designate any members of the Board, the Search Committee shall include no Icahn Designees. Decisions by the Search Committee shall be determined by a vote of the majority of the Search Committee. In addition, except with respect to the Search Committee, so long as the Icahn Group has the right to designate a member of the Board, without the approval of a majority of the Icahn Designees then on the Board (such approval not to be unreasonably withheld, delayed or conditioned), the Board shall not form any new committee (other than committees formed with respect to matters for which there are actual conflicts of interest between the Icahn Designees and the Company) without offering to at least one Icahn Designee the opportunity to be a member of such committee. From and after the date of this Agreement, so long as the Icahn Group has the right to designate a member of the Board, without the approval of a majority of the Icahn Designees then on the Board (such approval not to be unreasonably withheld, delayed or conditioned), the Board shall not form an Executive Committee or any other committee with functions similar to those customarily granted to an Executive Committee.

(viii)

Any two Board members (together) may request that the performance of the Company’s Chief Executive Officer be added as an agenda item for a Board meeting, so long as such request is provided reasonably in advance of the Board meeting in which such performance is to be considered. Upon the determination of the Board, the Company may retain a consultant to review the performance of the Company’s Chief Executive Officer. If the Icahn Designees determine to hire a consultant to review the performance of the Company’s Chief Executive Officer, then the Icahn Group shall pay the fees and expenses of such consultant and the Company shall use commercially reasonable efforts to cause its directors and employees to cooperate with such consultant in its review.

(ix)

Each of the Icahn Designees that is an Icahn Restricted Person will recuse himself or herself from such portions of Board or committee meetings (including, without limitation, the Strategic Transactions Committee), if any, involving actual conflicts between the Company and the Icahn Group. Promptly following the receipt of the Nomination Documents, the Board shall make a determination as to whether the Icahn Designees, based solely upon the representations provided by the Icahn Group in Section 7 and the information provided to the Board by the Icahn Designees in the Nomination Documents, are independent under the Board’s independence guidelines, the independence requirements of the New York Stock Exchange, and the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(x)

To the extent permitted by law and the Company’s existing insurance coverage, from and after the time the Icahn Designees are members of the Board, the Icahn Designees shall be covered by the same indemnification and insurance provisions and coverage as are applicable to the individuals that are currently directors of the Company, and at such time the Icahn Designees are no longer members of the Board, then the same indemnification and insurance provisions and coverage as are applicable to former directors of the Company.

(xi)

Subject to compliance with all stock exchange rules, the Board will consider appropriate appointments for the Icahn Designees (or any Replacement Designee, as applicable) to applicable Board committees as they would consider such appointments for other Board candidates; provided, however, that at least one Icahn Designee or Replacement Designee, as applicable, shall have been offered membership to serve on each such Board committee. Notwithstanding the foregoing, the Company acknowledges that for so long as the Icahn Designees are members of the Board, the Icahn Designees shall have the same rights as any other director with respect to being permitted to attend (as an observer and without voting rights) any committee meeting regardless of whether such director is a member of such committee, except with respect to any Icahn Designee who is an Icahn Restricted Person, in cases (A) where the matters under consideration involve an actual conflict of interest between the Company and the Icahn Group or its Affiliates or Associates, (B) where privileged matters will be discussed or reviewed (unless, in the case of clause (B), the Icahn Designees agree, in writing, on terms reasonably satisfactory to the Company, not to share information relating to such matters with anyone, including the Icahn Group, its Affiliates, Associates and representatives), or (C) where, upon advice of outside counsel to the Company, the Icahn Designees’ attendance would jeopardize any legal privilege.

(b)

At all times from their appointment as a member of the Board through the termination of their service as a member of the Board, each of the Icahn Designees shall comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee Board members and of which the Icahn Designees have been provided written copies in advance (or which have been filed with the Securities and Exchange Commission (“SEC”) or posted on the Company’s website), including the Company’s code of business conduct and ethics, corporate governance guidelines, insider trading policy, director independence criteria, confidentiality policy, and related person transactions policy (collectively, the “Company Policies”), and shall preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees (except to the extent permitted in the Confidentiality Agreement (as defined below) to be entered into pursuant to Section 5 of this Agreement). In addition, each of the Icahn Designees is aware of and shall act in accordance with his or her fiduciary duties with respect to the Company and its stockholders. For the avoidance of doubt, the parties agree that notwithstanding the terms of any Company Policies, in no event shall any Company Policy apply to the Icahn Group. The Icahn Group confirms that, other than Mr. Teno, the Icahn Designees are not employed by or a consultant of, and are not otherwise an Affiliate or Associate of, any member of the Icahn Group. The Icahn Group confirms that the Company may require the replacement of the Icahn Designees (that are not Mr. Teno or, if Mr. Teno is no longer serving on the Board and the Icahn Group has replacement rights pursuant to Section 1(a)(iii), the Replacement Designee for Mr. Teno) pursuant to Section 1(a)(iii) if he or she becomes an employee, consultant, Affiliate or Associate of any member of the Icahn Group.

(c)

Any provision in this Agreement to the contrary notwithstanding, if at any time after the date of this Agreement, the Icahn Group, together with any Icahn Affiliates (as defined below), ceases collectively to beneficially own (for all purposes in this Agreement, the terms “beneficially own” and “beneficial ownership” shall have the meaning ascribed to such terms as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act), an aggregate Net Long Position (x) of at least a number of Common Shares equal to 50% of the Tender Offer Closing Amount, (A) one of the Icahn Designees (or, if applicable, his or her Replacement Designee) shall, and the Icahn Group shall cause such Icahn Designee to, immediately tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (B) the Icahn Group shall not have the right to replace such Icahn Designee; (y) of at least a number of

Common Shares equal to 35% of the Tender Offer Closing Amount, (A) the Icahn Group shall then only have the right to designate two designees on the Board and the Icahn Group shall cause a sufficient number of Icahn Designees (or, if applicable, his or her Replacement Designee) to immediately tender their resignations from the Board and any committee of the Board on which they then sit so that only two (2) Icahn Designees remain as members of the Board and (B) the Icahn Group shall not have the right to replace such Icahn Designees; or (z) of at least a number of Common Shares equal to 25% of the Tender Offer Closing Amount, (A) all the Icahn Designees (or, if applicable, his or her Replacement Designee) shall, and the Icahn Group shall cause each such Icahn Designee to, immediately tender their resignations from the Board and any committee of the Board on which they then sit and (B) the Icahn Group shall not have the right to have any Icahn Designees on the Board or to replace such Icahn Designees. For purposes of this Agreement, “Tender Offer Closing Amount” means 5,089,703 shares of common stock, par value $1.00 per share, of the Company (“Common Shares”), as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events.

The Icahn Group, upon request, shall keep the Company regularly apprised of the Net Long Position of the Icahn Group and the Icahn Affiliates to the extent that such position differs from the ownership positions publicly reported by the Icahn Group in any public filing with the SEC.

For purposes of this Agreement, (i) the term “Net Long Position” shall mean such Common Shares beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote, or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and (ii) the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

Each of the Icahn Designees shall, prior to his or her appointment to the Board (including any Replacement Designee), and each member of the Icahn Group shall cause each of the Icahn Designees (including any Replacement Designee) to, execute an irrevocable resignation in the form attached to this Agreement as Exhibit A.

(d)

Rights Agreement. Until the earlier of (i) termination of this Agreement, and (ii) such time as the Icahn Group, together with the Icahn Affiliates, beneficially owns an aggregate Net Long Position of a number of Common Shares that is less than 50% of the Tender Offer Closing Amount, the Company shall not enter into a stockholder rights agreement (a “Rights Agreement”) that contains an “Acquiring Person” beneficial ownership threshold below 24.9% of the then-outstanding Common Shares, unless (x) such Rights Agreement provides that, if the Rights Agreement is not ratified by the Company’s stockholders within 270 days of the entry into such agreement, the Rights Agreement shall automatically expire and (y) the “Acquiring Person” definition in such Rights Agreement exempts the Icahn Group up to a beneficial ownership of 24.9% of the then-outstanding Common Shares. If any person is exempted under any such Rights Agreement to acquire beneficial ownership of more than 24.9% of the then-outstanding Common Shares, then the Icahn Group shall be given equivalent rights.

2.	Additional Agreements.

(a)

Unless the Company or the Board has breached any material provision of this, which breach has not been cured within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, solely in connection with the 2023 Annual Meeting, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date for the 2023 Annual Meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at the 2023 Annual Meeting, to be present for quorum purposes and to be voted, at the 2023 Annual Meeting or at any adjournment or postponement thereof, (A) for each director nominated by the Board for election at the 2023 Annual Meeting, (B) against any nominees that are not nominated by the Board for election at the 2023 Annual Meeting, (C) against any stockholder proposal to increase the size of the Board, and (D) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence or otherwise in this Agreement, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at the 2023 Annual Meeting.

(b)

Unless the Icahn Group has elected to terminate the obligations of the Icahn Group and the Company under this Section 2(b) as a result of the breach by the Company or the Board of any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, then (I) the Company will nominate the Icahn Designees for election as directors at the 2023 Annual Meeting, and the Company shall use reasonable best efforts to cause the election of the Icahn Designees so nominated by the Company (including by (x) recommending that the Company’s stockholders vote in favor of the election of the Icahn Designees, (y) including the Icahn Designees in the Company’s proxy statement and proxy card for such annual meeting (assuming they consent thereto) and (z) otherwise supporting the Icahn Designees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate) and (II) each member of the Icahn Group will, in connection with the 2023 Annual Meeting, (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date for the 2023 Annual Meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at the 2023 Annual Meeting, to be present for quorum purposes and to be voted at the 2023 Annual Meeting or at any adjournment or postponement thereof, (A) for each director nominated by the Board for election at the 2023 Annual Meeting, (B) against any (i) stockholder proposal to increase the size of the Board and (ii) nominees that are not nominated by the Board for election at the 2023 Annual Meeting, and (C) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence or otherwise in this Agreement, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at the 2023 Annual Meeting.

(c)

Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, for any special meeting of stockholders that includes a proposal to remove directors or to expand the Board and add directors, then so long as (x) any Icahn Designee (or Replacement Designee) is a member of the Board at the time of such special meeting, (y) the Icahn Group has the right to designate a Replacement Designee at such time (including at such special meeting) and/or (z) the members of the Icahn Group were required to vote in favor of the directors nominated by the Board pursuant to Section 2(a) or 2(b) at the most recent prior annual meeting of stockholders, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date for the applicable special meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at such special meeting, to be present for quorum purposes and to be voted at such special meeting or at any adjournment or postponement thereof, (A) for each director nominated or supported by the Board for election at such special meeting and (B) against any (i) proposal to remove directors or increase the size of the Board and (ii) nominees that are not nominated or supported by the Board for election at such special meeting. Except as provided in the foregoing sentence or otherwise in this Agreement, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at such special meeting.

(d)

As used in this Agreement, the term “Voting Securities” shall mean the Common Shares that such person has the right to vote or has the right to direct the vote. For purposes of this Section 2, no person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company. For purposes of this Agreement, (x) the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and the term “Icahn Affiliate” shall mean such Affiliates that are controlled by the members of the Icahn Group, and (y) the term “Associate” shall mean (A) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (B) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or of any of its parents or subsidiaries.

3.	Icahn Group Restrictions.

(a)

From and after the date hereof, until the later of (i) one minute following the completion of the 2023 Annual Meeting and (ii) the earlier of (1) one minute following the time at which Mr. Andrew Teno (or any Replacement Designee for Mr. Teno) is no longer serving as a director on the Board and (2) the date that is thirty (30) days prior to the expiration of the advance notice deadline set forth in the Company’s Bylaws for the 2024 annual meeting of stockholders of the Company (the “2024 Annual Meeting”), provided, however, that this Agreement shall terminate automatically on the date on which the Board re-appoints as a director any former director of the Board (i.e., any person who was a director of the Board at one time prior to the 2022 Annual Meeting, but was not a director of the Board immediately after the 2022 Annual Meeting) without the approval of a majority of the Icahn Designees (the “Standstill Period”), so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, no member of the Icahn Group shall, directly or indirectly, and each member of the Icahn Group shall cause each of the Icahn Affiliates and Associates not to, directly or indirectly (it being understood that the foregoing shall not restrict the Icahn Designees from discussing the matters set forth below with other members of the Board):

(i)

acquire, offer or propose to acquire any Voting Securities (or beneficial ownership thereof), or rights or options to acquire any Voting Securities (or beneficial ownership thereof) of the Company if after any such case, immediately after the taking of such action the Icahn Group, together with its respective Icahn Affiliates and Associates, would in the aggregate, beneficially own more than 24.9% of the then outstanding Common Shares; provided that, for purposes of this Section 3(a)(i), no person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company;

(ii)

except with respect to the signatories (all of whom are a member of the Icahn Group and a party to this Agreement) to the Icahn Group’s Schedule 13D as initially filed with the SEC on June 3, 2022, as such 13D may be amended from time to time (but shall not be amended to add additional members to the Icahn Group other than persons that are wholly-owned by an existing member of the Icahn Group), form or join in a partnership, limited partnership, syndicate or a “group” as defined under Section 13(d) of the Exchange Act, with respect to the securities of the Company;

(iii)

present (or request to present) at any annual meeting or any special meeting of the Company’s stockholders, any proposal for consideration for action by stockholders or engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders) or, except as provided in this Agreement, otherwise publicly propose (or publicly request to propose) any nominee for election to the Board or seek representation on the Board or the removal of any member of the Board;

(iv)

grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case, except as provided in Sections 2(a), 2(b) or 2(c);

(v)

call or seek to call any special meeting of the Company’s stockholders or action by consent resolutions or make any request under Section 220 of the Delaware General Corporation Law (“DGCL”) or other applicable legal provisions regarding inspection of books and records or other materials (including stocklist materials) of the Company or any of its subsidiaries;

(vi)

except for any litigation, arbitration or other proceeding arising from this Agreement, institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or (other than in respect of matters unrelated to the Company, its subsidiaries and their respective roles with the Company) any of its officers, directors or representatives;

(vii)

separately or in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, submit a proposal for or offer of (with or without conditions), any Extraordinary Transaction (as defined below); provided that the Icahn Group shall be permitted to sell or tender their Common Shares, and otherwise receive consideration, pursuant to any Extraordinary Transaction; and provided, further that (A) if a third party (other than the Icahn Group or an Icahn Affiliate) commences a tender offer or exchange offer for all of the outstanding Common Shares that is not rejected by the Board in its Recommendation Statement on Schedule 14D-9, then the Icahn Group shall similarly be permitted to make an offer for the Company or commence a tender offer or exchange offer for all of the outstanding Common Shares at the same or higher consideration per share, provided that the foregoing (y) will not relieve the Icahn Group of its obligations under the Confidentiality Agreement and (z) will not be deemed to require the Company to make any public disclosures and (B) the Company may waive the restrictions in this Section 3(a)(vii) with the approval of the Board. “Extraordinary Transaction” means, collectively, any of the following involving the Company or any of its subsidiaries or its or their securities or all or substantially all of the assets or businesses of the Company and its subsidiaries: any tender offer or exchange offer, merger, acquisition, business combination, reorganization, restructuring, recapitalization, sale or acquisition of material assets, or liquidation or dissolution; provided that this Section 3(a) shall not prevent an Icahn Designee acting in his or her capacity as a director of the Board from raising such matter privately with the Board;

(viii)

seek, or encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or, except as expressly provided in this Agreement, seek, encourage or take any other action with respect to the election or removal of any directors;

(ix)

make any public communication in opposition to (A) any merger, acquisition, amalgamation, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination or (B) any financing transaction, in each case involving the Company;

(x)

make any public proposal or request with respect to (i) controlling, changing or influencing the Board or management of the Company, including plans or proposals relating to any change in the number or term of directors or the filling of any vacancies on the Board, (ii) any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company, (iii) any other material change in the Company’s management, business or corporate or governance structure, or (iv) any waiver, amendment or modification to the Company’s Certificate of Incorporation or Bylaws, operations, business, corporate strategy, corporate structure, capital structure or allocation, share repurchase or dividend policies or other policy;

(xi)

seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual meeting or special meeting of stockholders, except in accordance with Sections 2(a), 2(b) or 2(c);

(xii)	publicly disclose any intention, plan or arrangement inconsistent with any provision of this Section 3; or

(xiii)	publicly encourage or support any other person to take any of the actions described in this Section 3 that the Icahn Group is restricted from doing.

(b)

Subject to applicable law, from the date of this Agreement until the end of the Standstill Period, (i) so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, neither a member of the Icahn Group nor any of the Icahn Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism) the Company or any of its current or former officers or directors and (ii) so long as the Icahn Group has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Company specifying any such breach, neither the Company nor any of its Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism) any member of the Icahn Group or Icahn Affiliates or any of their respective current or former officers or directors. The foregoing shall not prevent the making of any factual statement at any time or in any manner including in any compelled testimony or production of information, either by legal process, subpoena, or as part of a response to a request for information from any governmental authority with purported jurisdiction over the party from whom information is sought.

(c)	The Icahn Group shall not enter into any agreement with, or compensate, any of the Icahn Designees with respect to his or her role or service (including voting) as a director of the Company.

(d)

If the Standstill Period terminates as a result of the Board re-appointing as a director any former director of the Board (i.e., any person who was a director of the Board at one time prior to the 2022 Annual Meeting, but was not a director of the Board immediately after the 2022 Annual Meeting) without the approval of a majority of the Icahn Designees, then, notwithstanding the termination of this Agreement pursuant to the first sentence of Section 10, the Company shall thereafter (A) not take any actions (including by entering into a Rights Agreement) to prevent the Icahn Group, together with its respective Icahn Affiliates and Associates, from in the aggregate acquiring beneficial ownership of up to

24.9% of the then outstanding Common Shares and (B) comply with all of its other obligations under this Agreement as if this Agreement had not been terminated, until (x) thirty (30) days prior to the expiration of the advance notice deadline set forth in the Company’s Bylaws for the 2023 Annual Meeting if the termination of this Agreement pursuant to this Section 3(d) occurs prior to such date, or (y) thirty (30) days prior to the expiration of the advance notice deadline set forth in the Company’s Bylaws for the 2024 annual meeting of the Company’s stockholders if the termination of this Agreement pursuant to this Section 3(d) occurs at any time after the date that is thirty (30) days prior to the expiration of the advance notice deadline for the 2023 Annual Meeting. For the avoidance of doubt, upon the date set forth in clauses (x) and (y) above, this Agreement and all of the Company’s obligations hereunder shall be deemed terminated. This Section 3(d) shall survive termination of this Agreement until fully performed.

(e)

During the Standstill Period, the Company will not amend, revoke or otherwise modify Section 3.5 of the Company’s bylaws as disclosed by the Company in a Current Report on Form 8-K filed with the SEC on October 18, 2021, the effect of which is that each member of the Board of Directors of the Company will be annually elected for a one-year term (i.e., not a “staggered board”).

4.

Public Announcements. Unless otherwise agreed, promptly following the execution of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K disclosing the execution of this Agreement and the Icahn Group shall file with the SEC an amendment to its Schedule 13D disclosing the execution of this Agreement. The Icahn Group shall have an opportunity to review in advance the Form 8-K filing to be made by the Company with respect to this Agreement.

5.

Confidentiality Agreement. The Company and the Icahn Group agree that: (i) each Icahn Designee is permitted to and may provide confidential information subject to and in accordance with the terms of the confidentiality agreement that was entered into by and among the Icahn Group, each Icahn Designee and the Company on May 27, 2022 (the “Confidentiality Agreement”). For so long as any Icahn Restricted Person is a member of the Board, the Board agrees that it shall not adopt a policy precluding members of the Board from speaking to Mr. Carl C. Icahn, and the Company confirms that it will advise members of the Board including the Icahn Designees that they may, but are not obligated to, speak to Mr. Carl C. Icahn (but subject to the Confidentiality Agreement, mutatis mutandis), if they are willing to do so and subject to their fiduciary duties and Company Policies.

6.

Representations and Warranties of All Parties. Each of the parties represents and warrants to the other parties that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

7.

Representations and Warranties of Icahn Group. Each member of the Icahn Group jointly represents and warrants that, as of the date of this Agreement, (a) the Icahn Group collectively beneficially own, an aggregate of 6,611,630 Common Shares, and (b) except as set forth in the preceding clause (a) or as otherwise disclosed to the Company, no member of the Icahn Group, individually or in the aggregate with any Icahn Affiliate, has any other beneficial ownership of, or economic exposure to, any Common Shares, nor does it currently have or have any right to acquire any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Shares, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Shares, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement).

8.

Representations and Warranties and Covenants of the Company. The Company represents and warrants, that as of the date of this Agreement, (a) none of the Company, the Board nor their respective advisors are engaged in discussions to grant board representation or board designation rights to any other stockholder of the Company, except for the Icahn Group and (b) the Company will establish as the record date for the 2023 Annual Meeting a date within 30 days before or after the date that is the one-year anniversary of the record date for the 2022 Annual Meeting (i.e., within 30 days before or 30 days after March 21, 2023). Once the record date for the 2023 Annual Meeting has been established and disclosed by the Board, except to the extent required by law, any court of competent jurisdiction, or any governmental or regulatory body, including without limitation the Securities and Exchange Commission or the rules or regulations of the New York Stock Exchange, without the written consent of the Icahn Group, the Company shall not change the record date for the 2023 Annual Meeting. Further, the Company agrees that if the Company enters into an agreement, arrangement or understanding, or otherwise grants any rights, to any other stockholder of the Company to avoid a proxy or similar contest with such stockholder at the 2023 Annual Meeting, then to the extent such agreement, arrangement or understanding grants any right or rights that are more favorable than those set forth in this Agreement, the Company agrees it shall offer the same such rights to the Icahn Group.

9.

Registration Rights. The Company and the Icahn Group agree to negotiate in good faith and enter into a customary form of registration rights agreement with respect to the Common Shares beneficially owned by the Icahn Group (the “Registration Rights Agreement”), which such Registration Rights Agreement shall include the terms as set forth in Exhibit B.

10.

Miscellaneous. This Agreement shall terminate and be of no further force or effect upon the termination of the Standstill Period, except to the extent provided in Section 3(d). The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery or the other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (iv) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (v) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11.

No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

12.

Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto. This Agreement amends, restates, supersedes and replaces the Prior Agreement in its entirety.

13.

Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is transmitted to the email address set forth below (provided no “bounce back” or similar message of non-delivery is received with respect thereto; provided further that notice given by email shall not be effective until either (i) the receiving party’s receipt of a duplicate copy of such email notice by one of the other methods described in this Section 13 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 13), (b) delivered by hand to the address specified in this Section 13, when actually received by hand providing proof of delivery, or (c) on the next business day if transmitted by national overnight courier (with confirmation of delivery) to the address specified in this Section 13:

if to the Company, to:

Southwest Gas Holdings, Inc.
8360 S Durango Drive
Las Vegas, NV 89113
Attention:	Thomas Moran
Vice President, Corporate Secretary/Legal Counsel
E-mail:	thomas.moran@swgas.com

with copies (which shall not constitute notice) to:

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105

Attention:	Brandon C. Parris
Spencer D. Klein
E-mail:	bparris@mofo.com
spencerklein@mofo.com

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention:	Faiza J. Saeed
George F. Schoen
E-mail:	fsaeed@cravath.com
gschoen@cravath.com

if to the Icahn Group:

Icahn Capital LP
16690 Collins Avenue, PH-1
Sunny Isles Beach, FL 33160
Attention:	Jesse Lynn
Chief Operating Officer
E-mail: jlynn@sfire.com

14.

Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

15.	Counterparts. This Agreement may be executed (including by PDF or other electronic transmission) in two or more counterparts which together shall constitute a single agreement.

16.	Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

17.	No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

18.

Fees and Expenses. Each of the Company and the Icahn Group shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution, and effectuation of this Agreement and the matters contemplated hereby, including, but not limited to attorneys’ fees incurred in connection with the negotiation and execution of this Agreement and all other activities related to the foregoing; provided, however, that the Company shall reimburse the Icahn Group, within 10 business days of the date that the Company receives reasonable supporting documentation, for the Icahn Group’s reasonable documented out-of-pocket third party expenses, including reasonable fees and expenses of outside counsel, incurred in connection with the Icahn Group’s solicitation of proxies for the 2022 annual meeting of stockholders of the Company, the tender offer for Common Shares by the Icahn Group that closed on May 23, 2022, and the action filed by Icahn Partners LP and Icahn Partners Master Fund LP in the Court of Chancery of the State of Delaware on November 29, 2021 (Civil Action No. 2021-1031-KSJM), naming as defendants the Company and certain directors and officers of the Company, in an amount not to exceed $3,722,200.

19.

Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless context otherwise requires, references herein to Exhibits, Sections or Schedules mean the Exhibits, Sections or Schedules attached to this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances. In all instances, the term “or” shall not be deemed to be exclusive.

20.

Specific Performance. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in damages. It is accordingly agreed that the parties are entitled to seek an injunction or specific performance of the terms hereof in addition to any other remedies at law or in equity, and a party will not take any action, directly or indirectly, in opposition to another party seeking relief on the grounds that any other remedy or relief is available at law or in equity, and the parties further agree to waive any requirement for the security or posting of any bond in connection with such remedy or relief.

21.

Breaches by the Board. In the event of any breach of the obligations with respect to the Board or the SpinCo Board in this Agreement such breach shall be deemed a breach by the Company or SpinCo, as applicable. Any such breach shall be subject to all remedies available to the Icahn Group, including but not limited to Section 20.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amended and Restated Cooperation Agreement as of the date first above written.

SOUTHWEST GAS HOLDINGS, INC.

By:	/s/ Thomas Moran
Name: Thomas Moran
Title: Vice President/Corporate Secretary/Legal Counsel

IN WITNESS WHEREOF, each of the parties hereto has executed this Amended and Restated Cooperation Agreement as of the date first above written.

ICAHN GROUP:

/S/ CARL C. ICAHN
CARL C. ICAHN

/S/ ANDREW TENO
ANDREW TENO

BECKTON CORP.

By:	/s/ Jesse Lynn
Name: Jesse Lynn
Title: Vice President

ICAHN ENTERPRISES G.P. INC.

By:	/s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Chief Financial Officer

ICAHN ENTERPRISES HOLDINGS L.P.

By:	/s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Chief Financial Officer

IEP UTILITY HOLDINGS LLC

By:	/s/ Ted Papapostolou
Name: Ted Pap apostolou
Title: Chief Financial Officer

IPH GP LLC

By:	/s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer

ICAHN CAPITAL LP

By:	/s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer

ICAHN ONSHORE LP

By:	/s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer

ICAHN OFFSHORE LP

By:	/s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer

ICAHN PARTNERS LP

By:	/s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer

SCHEDULE A

1.	CARL C. ICAHN

2.	ANDREW TENO

3.	BECKTON CORP.

4.	ICAHN ENTERPRISES G.P. INC.

5.	ICAHN ENTERPRISES HOLDINGS L.P.

6.	IEP UTILITY HOLDINGS LLC

7.	IPH GP LLC

8.	ICAHN CAPITAL LP

9.	ICAHN ONSHORE LP

10.	ICAHN OFFSHORE LP

11.	ICAHN PARTNERS LP

12.	ICAHN PARTNERS MASTER FUND LP

EXHIBIT A

FORM OF RESIGNATION

[•], 202[•]

Board of Directors

Southwest Gas Holdings, Inc.

8360 S Durango Drive

Las Vegas, NV 89113

Re: Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to that certain Amended and Restated Cooperation Agreement, dated as of October 24, 2022 (the “Agreement”), among Southwest Gas Holdings, Inc. and the Icahn Group. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

Pursuant to Section 1(c) of the Agreement, effective only upon, and subject to, such time as the Icahn Group (together with the Icahn Affiliates) ceases collectively to beneficially own (as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act) an aggregate Net Long Position of at least a number of Common Shares equal to 50% of the Tender Offer Closing Amount, I hereby irrevocably resign from my position as a director of the Company and from any and all committees of the Board on which I serve; provided, however, that if (A) this resignation is tendered pursuant to Section 1(c)(x) of the Agreement, this resignation shall not be effective if resignation of more than one (1) Icahn Designee is tendered and accepted pursuant to Section 1(c) of the Agreement (and the Icahn Group shall determine in its sole discretion which resignation(s) of the Icahn Designees shall be effective) and (B) this resignation is tendered pursuant to Section 1(c)(y) of the Agreement, this resignation shall not be effective if after such resignation (together with the resignation of any other Icahn Designees), the number of Icahn Designees on the Board would be less than two (2) Icahn Designees (and the Icahn Group shall determine in its sole discretion which resignation(s) of the Icahn Designees shall be effective), in all cases, unless and until the Icahn Group (together with the Icahn Affiliates) ceases collectively to beneficially own (as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act) an aggregate Net Long Position of at least a number of Common Shares equal to 25% of the Tender Offer Closing Amount, at which point, for the avoidance of doubt, my resignation in all cases shall become effective.

Sincerely,

Name:

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

1.

Demand Registration Rights. The members of the Icahn Group (each, a “Demand Party”) shall be entitled to an aggregate of two (2) demand registrations pursuant to underwritten public offerings (with the managing underwriter, if any, to be chosen by the Company, which managing underwriter shall be of national standing and reasonably acceptable to the Demand Parties participating in such registration) only with respect to those Common Shares that the Icahn Group is permitted to acquire pursuant to the terms of the Cooperation Agreement (so long as such Common Shares are not freely tradable under Rule 144 under the Securities Act without regard to the volume and manner of sale limitations contained thereunder the “Registrable Shares”); provided that (A) the Company shall only be required to effect one (1) demand registration made by the Icahn Group (the “Demanding Holder”) in any 18-month period and no more than two (2) demand registrations in the aggregate by all members of the Icahn Group and (B) each registration in respect of such demand notice must include, in the aggregate (based solely on the Common Shares requested to be included in such registration by all Demand Parties participating in such registration), at least 5 million Common Shares. No demand registration shall be made prior to the December 1, 2022. The Demanding Holder shall, subject to clause (2) below (to the extent other Demand Parties exercise their piggyback registration rights with respect thereto), have first priority to register and to sell all of the securities that such Demanding Holder requested to be registered and/or sold pursuant to any of its demand rights before the Company or any holder of Common Shares that owns at that time at least 10% of the then outstanding Common Shares and is party to a registration rights agreement with the Company other than the Demand Parties (a “10% Holder”) shall be entitled to participate in any such demand registration or sales pursuant to such demand registration, provided that the Company or any such 10% Holder may participate only if such participation would not, in the determination of the managing underwriter, adversely affect the price or success of such Demanding Holder’s demand registration. Furthermore, from the date that the Demanding Holder delivers a notice to exercise a demand registration until the conclusion of such offering (for a total period of up to 90 days), the Company shall not register any of its Common Shares for sale for its own account or for the account of any other person other than as permitted in clause (2) below (with customary exceptions to be negotiated and set out in the Registration Rights Agreement, including business combination transactions, dividend reinvestment plans, stock purchase plans, and employee benefit plans, which shall include, without limitation, any of the Company’s incentive compensation plans). For the avoidance of doubt, the Demand Parties shall be permitted to make demand requests for underwritten offerings pursuant to a shelf registration statement filed in accordance with paragraph 3 below.

2.

Piggyback Registration Rights. If the Company at any time proposes to register for sale any Common Shares, pursuant to a registration statement, including in each case pursuant to any shelf registration statement (including pursuant to clause (3) below) and including by effecting any underwritten public offering, for its own account or for the account of any other person (including a Demand Party) (collectively, an “Offering”) (with customary exceptions to be negotiated and set out in the Registration Rights Agreement, including at-the-market offering programs, business combination transactions, dividend reinvestment plans, stock purchase plans, and employee benefit plans, which shall include, without limitation, any of the Company’s incentive compensation plans), each Demand Party shall be entitled to participate in such Offering; provided that the party who initiated such Offering (whether the Company, a Demand Party or another person entitled to registration rights) (the “Initiating Party”) shall have first priority to register and sell all of such securities that such Initiating Party requested to be sold and provided further that if the Initiating Party is a Demanding Holder, then other Demand Parties shall be entitled to participate on a pro rata basis with such Demanding Holder based on their relative percentage interests in the Company. After giving effect to the priority in the preceding sentence, in the event that such Offering is:

(A) for the account of (i) the Company, then each Demand Party and any other person entitled to piggyback registration rights with respect to such registration statement shall be entitled to participate on a pro rata basis based on their relative percentage interests in the Company, and (ii) any other person other than the Company or a Demand Party, then (x) each Demand Party and any other person entitled to piggyback registration rights with respect to such registration statement shall be entitled to participate on a pro rata basis based on their relative percentage interests in the Company and (y) if a Demand Party and/or such other person exercises piggyback registration rights with respect to such registration statement, the Company shall be entitled to participate up to the sum of the number of such securities proposed to be included by (A) the Demand Parties and (B) the other person(s), so long as the managing underwriter determines that inclusion of additional securities by the Company above such sum of (A) and (B), will not adversely affect the price or success of such sale by the Initiating Party, the Demand Parties or any other participating person(s), provided that in all such cases set out in the foregoing clauses (i) and (ii), such participation would not, in the determination of the managing underwriter, adversely affect the price or success of such sale by the Initiating Party; or

(B) for the account of a Demand Party, then (i) any person other than a Demand Party entitled to piggyback registration rights with respect to such registration statement shall be entitled to participate on a pro rata basis based on their relative percentage interests in the Company and (ii) if any such other person exercises piggyback registration rights with respect to such registration statement, the Company shall be entitled to participate up to the sum of the number of such securities proposed to be included by such other person(s), so long as the managing underwriter determines that inclusion of additional securities by the Company above such sum will not adversely affect the price or success of such sale by the Demand Parties or any other participating person(s), provided that in all such cases set out in the foregoing clauses (i) and (ii), such participation would not, in the determination of the managing underwriter, adversely affect the price or success of such sale by the Initiating Party.

3.

Shelf Registration Rights. The Company shall file within sixty (60) days following any request of a Demand Party (a “Shelf Request”), and shall use its reasonable efforts to have declared effective by the SEC as soon as practicable, a shelf registration statement relating to the offer and sale of all Registrable Shares then held by the Demand Parties (or their respective affiliates and successors) to the public, from time to time, on a delayed or continuous basis, which registration statement may be a universal shelf registration statement that may also relate to the offer and sale of other securities of the Company (a “Shelf Registration Statement”); provided that if the Company files the Shelf Registration Statement prior to the execution of the Registration Rights Agreement, the Company shall include in such Shelf Registration Statement all the securities held by the Demand Parties on the date of such filing and if on the date of such execution the Shelf Registration Statement is not effective, the Company shall use its reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after such execution . No Shelf Request shall be made prior to December 1, 2022.

4.

Stand Down Period. If during the 30 day period prior to the date that the Demand Party initiates an underwritten public offering under any Shelf Registration Statement, the Company has already initiated, and is pursuing in good faith at the time the Demand Party makes such initiation, an underwritten public offering for its own account (“Company Offering”), then in such event, the Demand Parties shall cease their process for an underwritten public offering and the Company shall have first priority to sell all of the securities that the Company contemplated in such Company Offering, and the Demand Parties and any 10% Holder shall thereafter be entitled to participate in the Company Offering on a pro rata basis based on their relative percentage interests so long as such participation would not, in the determination of the managing underwriter, adversely affect the price or success of the Company Offering; provided that if the Company Offering is not completed within 90 days from the date that the Company notifies the Demand Parties of such Company Offering, each Demand Party shall be permitted to initiate an underwritten offering which shall no longer be pre-empted by the proposed Company Offering as provided in this sentence. For the avoidance of doubt, if at the time the Demand Party initiates an underwritten public offering there is no Company Offering and no 10% Holder has initiated an underwritten public offering, then the Demand Parties shall have first priority to sell, on a pro rata basis with one another based on their relative percentage interests in the Company, all of the securities that the Demand Parties request to be sold before the Company or any 10% Holder shall be entitled to participate in any such underwritten public offering, and the Company or such 10% Holder may participate only so long as such participation would not, in the determination of the managing underwriter, adversely affect the price or success of the Demand Party’s initiated underwritten public offering.

5.	Term. The registration rights described above shall terminate simultaneously with the termination of the Cooperation Agreement in accordance with Section 9 of the Cooperation Agreement.

6.

Expenses. In connection with any offerings pursuant to a Registration Statement, the participating Demand Parties shall pay 100% (unless other persons are offering Common Shares in such Registration Statement, in which case, the participating Demand Parties and such other person(s) shall pay on a pro rata basis in proportion to the number of Common Shares included by the participating Demand Parties and such persons in the Registration Statement) of (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” laws qualifications of the Common Shares), (iii) printing and duplicating expenses, (iv) fees and expenses of independent accountants retained by the Company for any comfort letters or costs associated with any required special audits, (v) the reasonable fees and expenses of any special experts retained by the Company and agreed to by the participating Demand Parties, (vi) fees and expenses in connection with any review of underwriting arrangements by FINRA, (vii) fees and expenses in connection with listing, if applicable, the Common Shares on a securities exchange or the New York Stock Exchange, (viii) all duplicating, distribution and delivery expenses, (ix) any underwriting fees, discounts or commissions attributable to the sale of their Common Shares in connection with an Underwritten Offering; (x) any out-of-pocket expenses of the participating Demand Parties including any fees and expenses of brokers or counsel to the participating Demand Parties, and (xi) any applicable transfer taxes attributable to the sale of their Common Shares. In connection with any offerings pursuant to a Registration Statement, the Company shall pay

100% of (i) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), and (ii) except as provided in clause (iv) in the first sentence of this paragraph, fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company.

7.

General. The Registration Rights Agreement shall grant registration rights only to the Demand Parties (including, for the avoidance of doubt, affiliates who are assignees) solely with respect to the Registrable Shares. During any time that a member of the Icahn Group possesses material non-public information with respect to the Company, the Icahn Group shall not effect any sales under any registration statement of the Company. The Company shall not be required to use reasonable efforts to cause a registration statement filed pursuant to a demand registration or Shelf Request to be declared effective or keep current a shelf registration statement or permit sales to be made thereunder, or file any prospectus supplement or amendment (other than as required by the periodic report or proxy statement disclosure requirements of the Securities Exchange Act of 1934, including Sections 13 or 15(d) thereof, including Forms 10-K, 8-K, or 10-Q or Schedule 14A thereunder) if the Company possesses material non-public information and determines in good faith that it need not otherwise make such disclosure or filing. In furtherance of and pursuant to the last proviso of the preceding sentence and following public disclosure by the Company, at such time as the Company no longer possesses material non-public information regarding the Company and subject to the restrictions set forth in this Agreement and to be set forth in the Registration Rights Agreement, the Demand Parties may effect sales under any registration statement, including through an underwritten public offering. All calculations of beneficial ownership for purposes of the Registration Rights Agreement shall be calculated in accordance with Rule 13(d) of the Securities Exchange Act of 1934, as amended. Prior to the inclusion of any Registrable Shares in any registration statement or supplement to a registration statement, each Demand Party shall be required to provide questionnaires and other information requested by the Company in order to be able to include all required information about a Demand Party in such filing. In connection with any underwritten offering, whether pursuant to paragraph 1 or paragraph 3 above, a Demanding Holder shall only be entitled to participate subject to customary agreements with the managing underwriters, including underwriting agreements and lock-up agreements.

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